Exhibit 5.1

Our Ref:	SEL/661972.004
Direct:	+1 284 852 3012
E-mail:	simon.lawrenson@maplesandcalder.com

The Company (as defined below)

17 October 2011

Dear Sirs

Arcos Dorados Holdings Inc. (the “Company”)

We are lawyers licensed and qualified to practice law in the British Virgin Islands. We have been asked to provide this legal opinion in connection with the Company’s follow-on public offering of the following Class A Shares of the Company (the “Follow-on Offering”, which will consist of the sale of Class A Shares held by DLJ South American Partners L.P., DLJSAP Restco Co-Investments LLC, Capital International Private Equity Fund V, L.P., CGPE V, L.P. and Gavea Investment AD, L.P. (the “Selling Shareholders” and each a “Selling Shareholder”) to the public) as registered under the United States Securities Act of 1933, as amended, pursuant to the registration statement, as amended, on Form F-1, provided to us as filed by the Company with the United States Securities and Exchange Commission (the “Registration Statement”):

(a)	up to a total of 40,432,690 Class A Shares, with no par value per share, which the Selling Shareholders are offering (the “Sale Shares”); and

(b)	up to a total of 4,043,268 Class A Shares, with no par value per share, offered by the Selling Shareholders pursuant to an option granted in favour of the underwriters (the “Option Shares”) under the Underwriting Agreement (as defined below).

The Sale Share and the Option Shares are collectively referred to as the “Shares”.

2	DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

2.1	The minutes of the Board of Directors of the Company of a meeting held on 13 September 2011 at which, amongst other things, resolutions were passed approving the Follow-on Offering as documented by the Registration Statement, the Company’s negotiation of and entry into the Underwriting Agreement and the transfer of the Shares as contemplated thereby (the “Resolutions”).

2.2	A registered agent’s certificate dated 17 October 2011, issued by Maples Corporate Services (BVI) Limited, the Company’s registered agent (the “Registered Agent’s Certificate”).

2.3	The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the “Registry of Corporate Affairs”) on 14 October 2011 including:

(a)	the Company’s Certificate of Incorporation; and

(b)	the Company’s amended and restated Memorandum and Articles of Association registered at the Registry of Corporate Affairs on 17 March 2011 (the “Memorandum and Articles of Association”).

2.4	A Certificate of Good Standing issued by the Registrar of Companies (the “Certificate of Good Standing”).

2.5	The Registration Statement.

2.6	The underwriting agreement to be made among the Company, Arcos Dorados B.V., the Selling Shareholders and Citigroup Global Markets Inc. (“Citigroup”), J.P. Morgan Securities LLC (“J.P. Morgan”), Morgan Stanley & Co. LLC (“Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Itau BBA USA Securities Inc. (“Itau BBA”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) and each of the other Underwriters named in Schedule A thereto (collectively, the “Underwriters”), for whom Citigroup, J.P. Morgan, Morgan Stanley, Merrill Lynch, Itau BBA and Credit Suisse are acting as representatives (the “Underwriting Agreement”).

2.7	A written transfer instrument to be executed by each respective Selling Shareholder for the Shares offered by that Selling Shareholder.

3	ASSUMPTIONS

In giving this opinion we have assumed (without further verification) the completeness and accuracy of the Registered Agent’s Certificate. We have also relied upon the following assumptions, which we have not independently verified:

3.1	Copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3.2	All signatures, initials and seals are genuine.

3.3	There is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions hereinafter appearing.

3.4	That all public records of the Company which we have examined are accurate as to the factual matters contained therein and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs is true and complete as to the factual matters contained therein and that such information has not since then been altered and that such searches did not fail to disclose any factual information which had been delivered for registration but did not appear on the public records as of the date hereof.

4	OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

4.1	The Company is a company limited by shares duly incorporated under the BVI Business Companies Act, 2004 (the “Act”), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

4.2	The Company is authorised to issue a maximum of 420,000,000 Class A Shares with no par value of which 129,529,412 are in issue and outstanding, and 80,000,000 Class B Shares with no par value all of which are in issue and outstanding.

4.3	The Shares to be offered in accordance with the Registration Statement are duly authorised, fully paid and non assessable and have been validly issued and when transferred in accordance with their governing instruments and the Memorandum and Articles of Association, and in the manner described in the Registration Statement will be validly transferred (as applicable).

4.4	The statements under the heading “Description of Share Capital and Memorandum and Articles of Association” of the Registration Statement insofar and to the extent that they constitute a summary or description of the laws and regulations of the British Virgin Islands and a summary of the terms of the share capital and the Memorandum and Articles of Association of the Company are true and correct in all respects and nothing has been omitted from such statements which would make them misleading in any material respect.

4.5	The statements under the caption “Taxation” in the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects.

5	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

5.1	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

5.2	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the British Virgin Islands.

5.3	We reserve our opinion as to the extent to which the courts of the British Virgin Islands would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

5.4	This opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

5.5	In this opinion “non-assessable” means that the holders of fully paid shares in the Company have no liability to the Company, as shareholder, except for any liability expressly provided for in the Memorandum or Articles of Association and any liability to repay a distribution under the Act.

6	CONSENTS

In connection with the above opinion, we hereby consent:

6.1	To the use of our name in the Registration Statement and all amendments thereto under the caption “Legal Matters”; and

6.2	To the filing of this opinion as an exhibit to the Registration Statement.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Maples and Calder
Maples and Calder

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